Exhibit 99.3

Egalet Signs Asset Purchase Agreement to Acquire Four FDA-Approved, Non-Narcotic Pain Products

—Anticipates projected pro forma annual net revenue of between $80 and $90 million—
—Company expects to reduce senior debt by $34 million—
—Company files for voluntary pre-arranged plan of reorganization with support of majority in dollar amount of debt holders to facilitate acquisition of assets—

Wayne, Pa. — Oct. 31, 2018 — Egalet Corporation (OTCQX: EGLT) (“Egalet”), a fully integrated specialty pharmaceutical company focused on developing, manufacturing and marketing innovative treatments for pain, today entered in an asset purchase agreement to acquire four marketed products from Iroko Pharmaceuticals, Inc. (Iroko). If consummated, the proposed transaction will enable Egalet to focus on marketing predominantly non-narcotic pain products. To facilitate this transaction and reorganize Egalet’s capital structure, Egalet has initiated proceedings under Chapter 11 of the United States Bankruptcy Code in the District of Delaware. As part of its restructuring, Egalet has filed a plan of reorganization that is supported by a majority in dollar amount of all classes of Egalet’s debt holders. The plan contemplates payment in full of all of Egalet’s vendors and suppliers.

“Through this transaction, we will expand our commercial portfolio with four additional marketed, non-narcotic pain products while improving our capital structure,” said Bob Radie, president and chief executive officer of Egalet. “We believe that the acquisition of the Iroko assets will enable us to leverage our existing commercial infrastructure while driving efficiencies.”

Pursuant to the agreement, Egalet will acquire three FDA-approved low-dose SoluMatrix® non-steroidal anti-inflammatory products, VIVLODEX® (meloxicam), TIVORBEX® (indomethacin), and ZORVOLEX® (diclofenac), as well as INDOCIN® (indomethacin) oral suspension and suppositories or capsules and SoluMatrix naproxen, a phase 2 product candidate, from Iroko. As consideration for the acquisition, Egalet will issue to Iroko $45 million in new senior secured notes, 49% of the new Egalet common stock (a portion of which may be issued in the form of warrants) and a royalty payment based upon annual Indocin net sales over $20.0 million. Upon the closing of the acquisition, Egalet management will continue to lead the company with the Iroko products integrated into the Egalet sales representatives’ product offerings. Egalet projects annual net revenue of all products, including the products to be acquired from Iroko, to be between $80 and $90 million.

The Iroko acquisition is conditioned upon the reorganization of Egalet under the Bankruptcy Code. Business will continue uninterrupted and operations will be supported by existing cash on hand. In advance of the Chapter 11 filing, over two-thirds in dollar amount of the company’s debt holders signed a restructuring support agreement which the company believes will facilitate an expeditious emergence from Chapter 11. As part of that agreement, Egalet will equitize its existing 5.50% and 6.50% convertible notes and a portion of its existing 13.0% senior secured notes. Through a combination of equity and cash, Egalet will, if the plan is approved, reduce its senior debt by $34 million to a total of $95 million in senior secured debt, comprised of the $45 million to be issued to Iroko and $50 million to be issued to Egalet’s existing 13.0% senior secured notes holders. In addition, the plan provides for the elimination of all of Egalet’s outstanding equity securities, and the issuance of new Egalet common stock to Iroko and Egalet’s existing debt holders. The acquisition and the pre-arranged reorganization will require Bankruptcy Court approval. The Company anticipates the closing of the acquisition of the Iroko assets and the bankruptcy to be completed in the first quarter of 2019.

“During the restructuring and as we work to close the asset acquisition, we expect our business to continue uninterrupted with the Egalet products being marketed and shipped, our employees receiving wages and benefits and all of our vendors and suppliers receiving payments in the ordinary course of business going forward,” Mr. Radie added.

The company will look to relist on the Nasdaq market as soon as the company meets the applicable initial listing requirements. The Egalet stock is expected to trade on the over-the-counter (OTC) on the Pink Sheets through the close of the transaction. Additional information on the transaction and filing will be contained in a report on Form 8-K, to be filed with the Securities and Exchange Commission.

Leerink Partners is acting as financial advisor to Egalet in the acquisition of the Iroko assets. Cantor Fitzgerald & Co. served as Iroko’s advisor in the transaction. Piper Jaffray has served as investment banking financial advisor to Egalet in the restructuring. Dechert LLP is serving as legal counsel for Egalet in both the Iroko acquisition and planned reorganization. Baker McKenzie LLP is serving as legal counsel for Iroko Pharmaceuticals, Inc. in the acquisition.

About Egalet

Egalet, a fully integrated specialty pharmaceutical company, is focused on developing, manufacturing and commercializing innovative treatments for pain. Given the need for acute and chronic pain products and the issue of prescription opioid abuse, Egalet is focused on bringing non-narcotic products and abuse-discouraging formulations of opioids to patients and healthcare providers. Egalet currently promotes two approved products: SPRIX® (ketorolac tromethamine) Nasal Spray and OXAYDO® (oxycodone HCI, USP) tablets for oral use only —CII. Egalet also has a pipeline of products developed using Guardian® Technology which it may look to partner. The Company plans to continue to grow revenues of its commercial products, explore business development opportunities and leverage its proprietary Guardian Technology.

For full prescribing information on SPRIX, including the boxed warning and medication guide, please visit sprix.com. For full prescribing information on OXAYDO, including the boxed warning and medication guide, please visit oxaydo.com.

Cautionary Note Regarding the Chapter 11 Cases

Egalet’s security holders are cautioned that trading in securities of Egalet during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. The Plan of Reorganization (the “Plan”) contemplates that Egalet’s existing securities, including its outstanding shares of common stock, will be cancelled and extinguished upon confirmation of the Plan by the Court. Trading prices for Egalet’s securities may bear little or no relation to actual recovery, if any, by holders thereof in the Chapter 11 Cases. Accordingly, Egalet urges extreme caution with respect to existing and future investments in its securities.

Safe Harbor

Statements included in this press release (including but not limited to upcoming milestones) that are not historical in nature and contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “look forward to” and other similar expressions are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks. Actual results could differ materially from those discussed due to a number of factors, including, but not limited to: the costs of the restructuring and the ability to emerge expeditiously, including there being no substantial objection to or litigation with respect to the restructuring; Egalet’s ability to satisfy the requirements of the Restructuring Support Agreement, including consummation of the proposed plan of reorganization; Egalet’s expected motions to be filed in the Chapter 11 proceeding and the dispositions of such motions; Egalet’s continued operations and customer and supplier relationships while in a Chapter 11 proceeding; the resources needed to support Egalet’s operations while in a Chapter 11 proceeding; Egalet’s ability to lower debt and interest payments, operate its business and satisfy its obligations while in a Chapter 11 proceeding; the public disclosure of sensitive business information, including projections, as part of the Chapter 11 proceedings; the anticipated benefits of the proposed Iroko Acquisition and the impact of the Iroko Acquisition on Egalet’s earnings, capital structure, strategic plan and results of operations; the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement, the failure of the closing conditions to the Iroko Acquisition to be satisfied (or any material delay in satisfying such conditions); the failure to consummate the Iroko Acquisition; the costs, fees, expenses and charges (if any) related to the Iroko Acquisition and the restructuring; Egalet’s ability to continue as a going concern; the trading price of Egalet’s common stock and the liquidity of the trading market with respect thereto, including the fact that the Plan contemplated by the Support Agreement provides for all existing equity interests of our common stockholders to be cancelled and for our common stockholders to lose the full amount of their investment; Egalet’s ability to satisfy Nasdaq initial listing requirements; Egalet’s ability to recruit or retain key scientific or management personnel or to retain our executive officers; Egalet’s ability to obtain and maintain regulatory approval of Egalet’s or Iroko’s products and the labeling claims that Egalet believes are necessary or desirable for successful commercialization of its products and product candidates; the impact of strengthening any of the labels for Egalet’s products; Egalet’s ability to maintain the intellectual property position of Egalet’s or Iroko’s products ; Egalet’s ability to identify and reliance upon qualified third parties to manufacture its products; Egalet’s ability to commercialize its and Iroko’s products, and to do so successfully; the costs of commercialization activities, including marketing, sales and distribution; the size and growth potential of the markets for Egalet’s products and product candidates, and Egalet’s ability to service those markets;

Egalet’s ability to obtain reimbursement and third-party payor contracts for its and Iroko’s products; the impact of commercial access wins on patient access to SPRIX Nasal ; the entry of any generic products for SPRIX or other products;  any delay in or inability to reformulate SPRIX; Egalet’s ability to find and hire qualified sales professionals; the rate and degree of receptivity in the marketplace and among physicians to Egalet’s and Iroko’s products; the success of products that compete with Egalet’s that are or become available; the regulatory environment and social concerns about limiting the use of opioids; Egalet’s ability to integrate and grow any businesses or products that it may acquire; general market conditions; and other risk factors set forth in Egalet’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the United States Securities and Exchange Commission (SEC) and in other filings Egalet makes with the SEC from time to time. While the projected revenues are based on assumption that are Egalet believes are reasonable as of the date hereof, there is no assurance that Egalet will be able to achieve them. While Egalet may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by law.

Media and Investor Contact:
E. Blair Clark-Schoeb
Senior Vice President, Communications
Email: ir@egalet.com
Tel: 484-259-7370